                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         EON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

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


                       [LETTERHEAD OF EON COMMUNICATIONS]

November 16, 2001

To Our Stockholders:

     The Board of Directors joins me in extending to you a cordial invitation to attend the 2001 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our corporate headquarters, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia, at 4:00 PM local time on December 19, 2001.

     In addition to voting on the matters described in this Proxy Statement, we will review our fiscal year 2001 results and discuss our plans for fiscal year 2002 and beyond. There will be an opportunity to discuss matters of interest to you as a stockholder.

     We hope many eOn Communications stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

     We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,

/s/ David S. Lee

David S. Lee
Chairman of the Board

                         EON COMMUNICATIONS CORPORATION
                         4105 ROYAL DRIVE NW, SUITE 100
                             KENNESAW, GEORGIA 30144

                          ----------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001

                          ----------------------------



TO OUR STOCKHOLDERS:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of eOn Communications Corporation (the "Corporation") will be held at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia, at 4:00 PM on December 19, 2001, for the following purposes:

          (1) To elect two Class II directors to serve on the Corporation's Board of Directors for a term of three years or until their successors are elected and qualified.

          (2) To approve an amendment to the 1999 Employee Stock Purchase Plan to increase the number of shares of common stock available under the Employee Stock Purchase Plan to 500,000 shares.

          (3)   To ratify the appointment of Deloitte & Touche LLP as the

                Corporation's independent auditors for the fiscal year ending July 31, 2002.

          (4)   To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

     The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

     Only stockholders of record at the close of business on October 26, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia.

By Order of the Board of Directors,
eOn Communications Corporation

/s/ Lanny N. Lambert

Lanny N. Lambert
CORPORATE SECRETARY

Kennesaw, Georgia
November 16, 2001

     Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                         EON COMMUNICATIONS CORPORATION
                         4105 ROYAL DRIVE NW, SUITE 100
                             KENNESAW, GEORGIA 30144


                            -------------------------

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001

                           -------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2001 Annual Meeting of Stockholders to be held on December 19, 2001 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about November 16, 2001.

     The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

     The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

 .    for the election of the nominated slate of two Class II directors to serve on the Corporation's Board of Directors for a term of three years or until their successors are elected and qualified (see page 2);

 .    for the amendment to the 1999 Employee Stock Purchase Plan to increase the number of shares subject to the plan to 500,000 (see page 5); and

 .    for the ratification of the appointment of Deloitte & Touche LLP as the
     Corporation's independent auditors for the fiscal year ending July 31, 2002 (see page 8).

With respect to any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

     The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of the 11,980,587 outstanding shares of Common Stock at the close of business on the record date, October 26, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

     The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

     The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

     The approval of the amendment to the 1999 Employee Stock Purchase Plan, the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending July 31, 2002, and each other item of business that properly comes before the Annual Meeting, will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

     In general, if a stockholder holds shares of Common Stock in "street name" through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder's shares at a meeting with respect to a particular matter, then the stockholder's shares will constitute "broker non-votes" as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no "broker non-votes" at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation's stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder's shares even in the absence of express instructions from the stockholders.

     At the Annual Meeting, votes will be counted by a representative of Computershare Investor Services, Inc., the Corporation's independent transfer agent and registrar. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class
III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third annual meeting of stockholders after his/her election or until a successor has been elected and duly qualified. Two Class II directors will be elected at the Annual Meeting.

     The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The two nominees for the Class II directors are presently serving in such capacity.

     Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

     The following descriptions set forth certain information, as of September 30, 2001, about each director, including each person's business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

           NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

     ROBERT P. DILWORTH, age 61, became a director of eOn in 1998. He serves on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company, and as a director for Mobility Electronics, a computer peripheral company. Mr. Dilworth received a B.S. from Los Angeles State University.

     DAVID S. LEE, age 64, became the Chairman of the Board of eOn in 1991 and served as Chief Executive Officer from May 2000 through August 2001. Mr. Lee is a director of ESS Technology, Inc., a provider of semiconductor and software solutions for multimedia applications, and Linear Technology Corporation, a semiconductor company. Mr. Lee is also a Regent of the University of California. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

                  CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2002

     W. FRANK KING, age 61, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also a director of iBasis, Inc., a telecommunications company; Aleri Inc., a software company; Perficient Inc., a professional services company; and NMS Communications, a telecommunications company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

                  CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

     STEPHEN R. BOWLING, age 59, became a director of eOn in 1993. From 1994 to 1997, he was the President of eOn and, from 1994 to 1998, he was the Chief Executive Officer of eOn. In 1993, Mr. Bowling became President, Chief Executive Officer and a director of Cortelco Systems Holding Corporation. Mr. Bowling is the Chief Financial Officer of Cidco Communications Corporation, a provider of telephone equipment to the regional Bell operating companies. He was the President and Chief Executive Officer of eManage.com, an internet web site service company in 1999 and 2000. eManage.com filed for Chapter 11 bankruptcy in November 2000. Mr. Bowling received an M.B.A. from Stanford University and a B.A. from Williams College.

     JENNY HSUI THELEEN, age 49, became a director of eOn in 1997. She is the Chairman of CV Transportation Services, an integrated transportation and distribution company. In 1984, Ms. Theleen co-founded ChinaVest, a private equity investment firm, and today serves as a managing director of ChinaVest. Ms. Theleen earned her post-graduate degree from L'Institut d'Etudes Politiques and a bachelor's degree from the University of Singapore.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     During fiscal year 2001, six meetings of the Board of Directors were held. For the year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Corporation has no standing executive or nominating committee, but does have the following two standing committees:

Audit Committee

     The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn's internal control functions, and reviews all potential conflict of interest situations. See "Certain Transactions." The Audit Committee has adopted a written charter, and all members are considered independent under criteria defined by the Nasdaq Stock Market. The Audit Committee met three times during fiscal year 2001.

Compensation Committee

     The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation's executive officers and administers the Corporation's Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met three times during fiscal year 2001.

Compensation of Directors

     Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

     Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under the eOn Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of September 30, 2001, there were five non-employee directors eligible to participate in the 1999 Plan: Stephen R. Bowling, Robert P. Dilworth, W. Frank King, David S. Lee, and Jenny Hsui Theleen. Grants of stock options to purchase 5,000 shares of Common Stock were made to each of these five directors on May 22, 2001. The exercise price of the stock options was $1.00 per share, which was equal to the fair market value of the Common Stock on the date of grant, and the stock options become exercisable on May 22, 2002, and expire on May 22, 2011.

     In order to recruit and retain qualified directors, the Board's intent is to make annual grants of stock options to purchase 5,000 shares of Common Stock to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant.

     Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR CLASS II DIRECTORS LISTED ABOVE.

                PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 1999
                          EMPLOYEE STOCK PURCHASE PLAN

         On August 28, 2001 the Board of Directors approved an amendment to the 1999 Employee Stock Purchase Plan (the "ESPP"). The amendment increases the number of shares of Common Stock that may be issued under the ESPP from 250,000 to 500,000 and is subject to shareholder approval. This amendment to the ESPP is being proposed to allow future grants to employees. No other amendments to the ESPP are proposed for shareholder approval.

         The Board of Directors originally approved the ESPP on April 7, 1999, authorizing the issuance of up to 250,000 shares of the Corporation's Common Stock pursuant to the ESPP. The stockholders of the Corporation approved the ESPP on April 7, 1999.

         As of September 30, 2001, 62,744 shares remained available for purchase under the ESPP. Unless additional shares are approved for issuance under the amended ESPP, it is possible that there will not be sufficient approved shares available for the scheduled purchase by ESPP participants on February 28, 2002.

         The ESPP was adopted by the Board of Directors to provide a means by which employees of the Corporation and its subsidiaries will be given an opportunity to purchase stock in the Corporation at a discount from the market price, to attract and retain employees, and to increase employee morale.

         The ESPP permits participants to purchase shares of the Corporation's Common Stock directly from the Corporation by authorizing payroll withholdings over a predetermined period (each, an "Offering Period"), and purchase such shares at specified purchase dates (with such dates constituting the end of individual purchase periods ("Purchase Period")) during each Offering Period with the payroll amounts withheld. Such purchase rights are granted solely to eligible employees of the Corporation and its subsidiaries. The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

     The ESPP is administered by the Board of Directors, or a committee thereof, which has the final power to construe and interpret the ESPP and the rights granted under it. The Board of Directors has the power, subject to the provisions of the ESPP, to interpret and apply the ESPP and to establish rules and procedures for the administration of its responsibilities under the ESPP.

Shares Subject to the ESPP

         Subject to approval by the Corporation's shareholders, the maximum number of shares of Common Stock available for sale under the amended ESPP is 500,000, which number is subject to proportional adjustment to reflect stock splits, stock dividends, mergers, consolidations, and similar events. The shares to be sold to the Participants (as defined below) will be issued by the Corporation. In the event that insufficient shares of Common Stock are available under the ESPP for a full allocation of shares to all Participants on a Purchase Date (as defined below), the Corporation will make a pro rata allocation of the shares remaining available for issuance, and return to each Participant any unused payroll deductions.

Eligibility

         Any person currently employed on a full-time basis by the Corporation or any of its designated subsidiaries (an "Employee") may participate in the ESPP.

         Notwithstanding the foregoing, no Employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, such Employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries (including any stock which such Employee may purchase under all outstanding rights and options, whether or not vested ). In addition, no Employee may be granted rights that would permit such Employee to buy more than $ 25,000 worth of Common Stock (determined at the fair market value of the Common Stock on the first day of an Offering Period) under all employee stock purchase plans of the Corporation in any calendar year.

         As of September 30, 2001, approximately 80 of the Corporation's employees were eligible to participate in the ESPP.

Participation in the ESPP

         An Employee who has satisfied the eligibility requirements may participate in the ESPP (a "Participant") by delivering an election notice form to the Corporation, authorizing payroll deductions and designating the amount of payroll deductions to be made from the Participant's paycheck. The amount of payroll deductions must be in whole percentages, not to exceed fifteen percent (15%). Payroll deductions will begin on the first day of each Purchase Period (September 1 and March 1) (an "Enrollment Date") following the filing of an election notice form with the Corporation.

         The Corporation will establish and maintain a separate account for each Participant (the "Account"), and all payroll deductions made for a Participant will be credited to such Participant's Account and deposited with the general funds of the Corporation. No interest will be paid or allowed on amounts credited to a Participant's Account, and a Participant may not make any additional payments to such account.

         On the last day of each Purchase Period (February 28 and August 31) (a "Purchase Date"), each Participant will have the right to purchase from the Corporation, at the purchase price discussed below, that number of shares of Common Stock (excluding fractional shares) that can be purchased or issued by the Corporation with the amounts held in such Participant's Account.

Purchase of Shares Under the ESPP

         A Participant who does not, 10 days prior to a Purchase Date, notify the Corporation that such Participant does not want to purchase any shares of Common Stock pursuant to the ESPP will be deemed to elect to purchase the maximum number of shares of Common Stock purchasable with the amounts held in such Participant's Account. Any amounts in an Account not used on a Purchase Date will remain in such Account and be eligible to purchase Common Stock on a subsequent Purchase Date.

Purchase Price

         The purchase price for the Common Stock purchased pursuant to the ESPP (the "Purchase Price") shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

         The "Fair Market Value" means the value of the Common Stock determined as follows:

 If the Common Stock is listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price for such stock on the date of valuation on the Nasdaq National Market or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on the Nasdaq National Market or such exchange on the next preceding day on which a sale occurred.

Delivery of Stock

     Shares of the Corporation's Common Stock acquired under the ESPP are issued directly to the employee by the Corporation's transfer agent.

Withdrawal

     A Participant may withdraw the amounts held in such Participant's Account at any time prior to 10 days before the Purchase Date of an Offering Period by delivering a written notice of withdrawal to the Corporation. The entire balance of the Account will be paid to the Participant, and the Participant will cease to participate in the ESPP for the remainder of the Offering Period in which the withdrawal notice was given. An Employee may be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new election notice form to the Corporation.

Expiration of Rights

         A Participant's participation in the ESPP terminates upon termination of such Participant's employment with the Corporation or its subsidiaries for any reason. Upon such termination, the entire balance of such Participant's Account will be paid to the Participant or his or her beneficiary, without interest.

         A Participant may designate a beneficiary who is to receive any shares of Common Stock purchased under the ESPP or any cash from the Participant's Account in the event of such Participant's death. If no beneficiary is designated, any cash or shares will be delivered to the executor or administrator of the Participant's estate.

Corporate Change

         Upon a merger or consolidation in which the Corporation is not the surviving entity, or the sale of substantially all of the assets of the Corporation or a reverse merger in which the Corporation is the surviving entity (a "Corporate Change"), either (i) the surviving corporation shall assume the rights previously granted pursuant to the ESPP or substitute new rights covering the shares of the successor corporation, with appropriate adjustments to the number and kind of shares and prices, or (ii) the ESPP and rights previously granted pursuant to the ESPP will continue in full force. If a surviving corporation refuses to assume or continue the ESPP, or to substitute similar options, then any rights outstanding will be exercised automatically as if the effective date of the Corporate Change were a Purchase Date, unless a Participant withdraws from the ESPP prior to such effective date.

Amendments and Termination

         The Corporation may amend, suspend or terminate the ESPP at any time, provided that the stockholders of the Corporation approve any amendment within twelve (12) months before or after the adoption.

Restrictions on Transfer

         Rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution, and during an Employee's lifetime, may be exercised only by the Employee to whom such rights are granted.

Federal Income Tax Information

         The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no income will be taxable to a Participant at the time the shares of Common Stock are purchased from the Corporation pursuant to the ESPP, and no income will be taxable to a Participant until disposition of the shares acquired. The method of taxation upon disposition will depend upon the holding period of the purchased shares.

         If the Common Stock is disposed of at least two (2) years after the Enrollment Date and at least one (1) year after the Purchase Date, or in the event of a Participant's death while owning such shares, then the lesser of (a) the fifteen percent (15%) excess of the Fair Market Value of the Common Stock at the time the right was granted over the Purchase Price, or (b) the excess of the Fair Market Value of the Common Stock at the time of the disposition over the Purchase Price, will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

         If the Common Stock is disposed of before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), then the entire excess of the Fair Market Value of the stock on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the Common Stock is disposed of for less than the Fair Market Value on the Purchase Date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sale price and the Fair Market Value of the stock on the Purchase Date.

         There are no federal income tax consequences to the Corporation by reason of the grant or purchase of rights under the ESPP. The Corporation will be entitled to a deduction, however, to the extent that a Participant recognizes ordinary income on a Disqualifying Disposition of the shares.

ESPP Benefits

         Participation in the ESPP is voluntary and is dependent upon each eligible Employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable.

Required Vote of Shareholders

         The approval of a majority of the shares of Common Stock is required to approve the proposed amendment to the ESPP increasing the number of shares available for issuance thereunder.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ESPP. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE ESPP UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

             PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has re-appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 31, 2002. This accounting firm has audited the financial statements of the Corporation continuously since fiscal year 1996. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting to respond to appropriate questions and may make a statement if he or she so desires.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2001.

                      FEES PAID TO THE INDEPENDENT AUDITORS

AUDIT FEES

The aggregate fees billed by Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of the Corporation's annual financial statements for the year ended July 31, 2001, and for the reviews of the financial statements included in the Corporation's Quarterly Reports filed on Form 10-Q for that fiscal year were $161,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no Deloitte fees or services relating to financial information systems design and implementation for the year ended July 31, 2001.

ALL OTHER FEES

The aggregate fees billed by Deloitte for services rendered to the Corporation, other than for services described above, for the year ended July 31, 2001, were $144,000. These fees relate primarily to the preparation of federal and state tax returns and consultation on the pending spin-off of Cortelco Systems Puerto Rico, Inc.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholders interested in presenting a proposal for consideration at the Corporation's 2002 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation's amended and restated bylaws and the SEC's proxy rules. Proposals of stockholders that are intended to be presented at the Corporation's 2002 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation's proxy materials pursuant to rule 14a-8 of the SEC's proxy rules) must be received by the Corporation (attention: Secretary) no earlier than August 22, 2002, and no later than September 21, 2002. Proposals of stockholders pursuant to Rule 14a-8 of the SEC's proxy rules that are intended to be presented at the Corporation's 2002 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than July 20, 2002, to be included in the Corporation's proxy materials relating to that meeting.

                                 STOCK OWNERSHIP

     The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock as of September 30, 2001, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

                                                              Number of Shares                Percent of
       Name and Address of Beneficial Owner                  Beneficially Owned               Class (4)
--------------------------------------------------       --------------------------         --------------
David S. Lee                                                    2,876,068 (1)                   23.63%
14000 Tracy Court
Los Altos Hills, CA  94022

ChinaVest Inc. and affiliated entities                          1,788,457 (2)                   14.70%
19/F Dina House
11 Duddell Street
Central, Hong Kong

Jenny Hsui Theleen                                              1,793,457 (3)                   14.74%
160 Sansome Street, 18/th/ Floor
San Francisco, CA  94104

___________________________

(1) Consists of 2,355,538 shares held directly by David S. Lee, 84,500 shares held by the Lee Family Trust, 431,030 shares held by Cortelco Systems Holding Corporation, and 5,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(2) Consists of 1,538,073 shares held by ChinaVest IV, L.P., 177,057 shares held by ChinaVest IV-A, L.P. and 73,327 shares held by ChinaVest IV-B, L.P. (collectively "ChinaVest").

(3) Consists of 1,788,457 shares held by ChinaVest and 5,000 shares issuable upon the exercise of options that are exercisable within 60 days of September 30, 2001. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd.
      is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.

(4) There were 11,980,297 outstanding shares of Common Stock as of September 30, 2001 and 188,461 shares issuable to executive officers and directors upon the exercise of options that will become exercisable within 60 days of September 30, 2001.

     Set forth below is information as of September 30, 2001, regarding the shares of the Corporation's Common Stock beneficially owned by each director and nominee, each executive officer of the Corporation, and all directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

                                                                              Number of Shares           Percent of
   Name of Beneficial Owner                 Principal Position               Beneficially Owned           Class (8)
--------------------------------      --------------------------------       ------------------       ---------------

Troy E. Lynch                         President, Chief Executive                    46,840 (1)              *
                                      Officer

Lanny N. Lambert                      Vice President, Chief                         88,000 (2)              *
                                      Financial Officer, Secretary

Thomas G. Bevan                       Vice President, Chief
                                      Marketing Officer                                  -                  *

David S. Lee                          Chairman of the Board                      2,876,068 (3)           23.63 %

Stephen R. Bowling                    Director                                     503,191 (4)            4.14 %

Robert P. Dilworth                    Director                                      32,410 (5)              *

W. Frank King                         Director                                      41,661 (6)              *

Jenny Hsui Theleen                    Director                                   1,793,457 (7)           14.74 %

All directors and executive
officers as a group (8 persons)                                                  4,950,597               40.68 %

_________________________
* Less than one percent.

(1) Consists of 46,840 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001.

(2) Consists of 73,000 shares held directly and 15,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001.

(3) Consists of 2,355,538 shares held directly by David S. Lee, 84,500 shares held by the Lee Family Trust, 431,030 shares held by Cortelco Systems Holding Corporation, and 5,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(4) Consists of 19,611 shares held directly, 431,030 shares held by Cortelco Systems Holding Corporation, and 52,550 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001. Mr. Bowling is the President, Chief Executive Officer, and a director of Cortelco Systems Holding Corporation. Of the 431,030 shares held by Cortelco Systems Holding Corporation, 83,165 of the shares are issuable to Mr. Bowling upon the exercise of options to purchase shares in Cortelco Systems Holding Corporation. Other than his option for 83,165 shares of common stock, Mr. Bowling disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(5) Consists of 32,410 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001.

(6) Consists of 10,000 shares held directly and 31,661 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001.

(7) Consists of 1,788,457 shares held by ChinaVest and 5,000 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2001. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd. is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.

(8) There were 11,980,297 outstanding shares of Common Stock as of September 30, 2001 and 188,461 shares issuable to executive officers and directors upon the exercise of options that will become exercisable within 60 days of September 30, 2001

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation earned for the fiscal years ended July 31, 2001 and 2000, by the Corporation's Chief Executive Officer, and by executive officers who earned more than $100,000 in salary and bonus during fiscal 2001 (the "named executive officers".)

                                                                               Long-Term
                                                                              Compensation
                                              Annual Compensation                Awards
                                         -------------------------------   ------------------
                                                                               Securities              All Other
  Name and Principal Position    Year      Salary                Bonus     Underlying Options      Compensation ($)
---------------------------------------------------            ---------   ------------------      ----------------
David S. Lee                     2001            -                   -            5,000                15,000 (1)
Chairman of the Board,           2000            -                   -            5,000
Former Chief Executive Officer                                                                          7,500 (1)

Troy E. Lynch                    2001      150,000                   -          200,000                 2,452 (2)
President and Chief Executive    2000      147,631              19,109           40,000                 1,459 (3)
Officer

Robert R. Cash                   2001      109,615                   -                -                37,017 (4)
Former Vice President and        2000      150,000              48,044                -                 2,423 (5)
Chief Marketing Officer

___________________________

(1)  Consists entirely of director's fees.
(2) Consists of $2,000 in matching contributions to the Corporation's 401(k) plan and $452 in term life insurance premiums paid by the Corporation.
(3) Consists of $1,038 in matching contributions to the Corporation's 401(k) plan and $421 in term life insurance premiums paid by the Corporation.
(4) Consists of $36,057 accrued under the separation agreement (see "Employment Contracts and Termination of Employment and Change in Control Arrangements"), $692 in matching contributions to the Corporation's 401(k) plan, and $268 in term life insurance premiums paid by the Corporation.
(5) Consists of $1,969 in matching contributions to the Corporation's 401(k) plan and $454 in term life insurance premiums paid by the Corporation.

Stock Option Grants In Fiscal Year 2001

     The following table sets forth information regarding each grant of stock options made during fiscal year 2001 to each of the named executive officers. Unless otherwise indicated, options vest at a rate of 25% beginning one year after the grant date and in equal monthly installments over a three year period thereafter.

     The potential realizable value is calculated based on the term of the option at the time of grant, which is 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent a prediction of the performance of the Corporation's stock price. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                             Individual Grants                               Annual Rates of Stock
                                                                                            Price Appreciation for
                                                                                                  Option Term
                   -----------------------------------------------------------------    --------------------------
                                          Percentage
            Name                           of Total
                        Number of          Options
                        Securities        Granted to       Exercise
                        Underlying        Employees          Price
                         Options          in Fiscal           Per          Expiration
                         Granted           2001 (1)          Share            Date             5 %            10 %
----------------    -----------------    ------------    -----------    --------------    -----------    -----------
David S. Lee             5,000 (2)          0.60 %          $1.00          05/22/11           $3,144        $7,969

Troy E. Lynch          200,000             24.03 %          $1.50          02/26/11         $188,668      $478,123

Robert R. Cash               -                 -                -                 -                -             -

        ___________________________

        (1) Based upon an aggregate of 832,383 shares subject to options granted to employees of eOn under the 1999 and 2001 Equity Incentive Plans in fiscal 2001, including the named executive officers.

        (2)  Options vest 100% one year after the grant date.

            Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

            The following table sets forth, for the named executive officers, the shares acquired and the value realized on each exercise of stock options during the year ended July 31, 2001, and the number and value of securities underlying unexercised options held by the named executive officers at July 31, 2001. Options generally vest at either a rate of (1) 12.5% six months after the grant date and equal monthly installments thereafter over a 42 month period, or (2) 25% one year after the grant date and equal monthly installments thereafter over a three year period. These options have a term of 10 years. The value of unexercised in-the-money options have been calculated using the closing price of the Corporation's Common Stock on July 31, 2001 of $0.85.


                                                                 Number of Securities                 Value of Unexercised
                                                            Underlying Unexercised Options            In-The-Money Options
                                                            --------------------------------    ---------------------------------
                              Shares
                             Acquired
                                On            Value
         Name                Exercise        Realized        Exercisable       Unexercisable     Exercisable      Unexercisable
-----------------------    ------------    ------------    ---------------    --------------    ------------    -----------------
David S. Lee                         -               -              5,000             5,000               -                    -

Troy E. Lynch                        -               -             39,582           247,518               -                    -

Robert R. Cash                   3,124            $750                  -                 -               -                    -

            Employment Contracts and Termination of Employment and Change in Control Arrangements

            Agreement with Robert R. Cash. In connection with Mr. Cash's resignation as an officer of the Corporation, Mr. Cash entered into an agreement to continue as a consultant to the Corporation through July 31, 2001. The agreement included the following provisions: a salary of $23,077 during the term of the agreement; $12,980 for earned and unused vacation; and the right to exercise all vested options from previous grants within 90 days after April 15, 2001.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. None of the members of the current Compensation Committee are, or have ever been, officers or employees of eOn. In addition, no member of the Compensation Committee served as an executive officer of any entity where one of the Corporation's executive officers was a director.

                          COMPENSATION COMMITTEE REPORT

Overview and Philosophy

     Our Compensation Committee is responsible for establishing the compensation payable to our executive officers, including the named executive officers. Such compensation is primarily comprised of the following elements: base salary, bonuses, stock options, and benefits.

     It is the Compensation Committee's objective that executive compensation be directly influenced by our business results. Accordingly our executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the Compensation Committee's assessment of appropriate compensation levels.

     The Compensation Committee recognizes that the highly-specialized industry sector in which we operate is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that we be assured of retaining and rewarding our executive personnel essential in contributing to the attainment of our performance goals. For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with other providers.

Cash Compensation

     A key objective of our executive compensation program is to position our key executives to earn annual cash compensation (base salary plus bonus) generally comparable to that which the executive would earn at other companies in the industry.

     Base salaries for our executive officers are established considering a number of factors, including the recommendation of our Chief Executive Officer, our growth and profit margins, the executive's performance and contribution to our overall performance, and the salary levels of comparable positions reported in industry surveys. The Compensation Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

     Bonuses are provided in accordance with the executive's written agreement where one is in place. Otherwise, bonuses are paid on a discretionary basis based upon individual performance.

Stock Options

     The Compensation Committee grants stock options under the 1999 Equity Incentive Plan to provide direct linkage with stockholder interests. The Compensation Committee considers the recommendation of our Chief Executive Officer, stock options previously granted to that individual, industry practices, the executive's performance and accountability level, and assumed, potential stock value when determining stock option grants. The Compensation Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive's gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as our only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long-term profitable growth which ordinarily, over time, should be reflected in the price of our stock.

Benefits

     We offer to our executives benefits that are substantially the same as the benefits offered to all eOn employees.

Chief Executive Officer Performance and Compensation

     When Mr. Lee assumed the position of Chief Executive Officer in May 2000, he declined the opportunity to receive compensation related to his performance in this capacity, due to the fact he already has significant holdings in the Corporation.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Corporation's executive officers. The compensation to be paid to any of our executive officers for fiscal year 2001 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of our executive officers for fiscal year 2002 will exceed that limit. Our 1999 Equity Incentive Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                The Compensation Committee of the Board

                                Robert P. Dilworth
                                W. Frank King
                                Jenny Hsui Theleen

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2001, the Audit Committee met three times.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors their independence from the Corporation and its management.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Corporation's independent auditors and the Board concurred in such recommendation.

                                         The Audit Committee of the Board

                                         Robert P. Dilworth, Chairperson
                                         W. Frank King
                                         Jenny Hsui Theleen

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Corporation's Common Stock with the Nasdaq Stock Market (U.S.) Index ("Nasdaq US") and the Nasdaq Telecommunications Index. The graph covers the period from February 4, 2000, the commencement date of our initial public offering of shares of common stock, to July 31, 2001. The graph assumes that $100 was invested on February 4, 2000, in our common stock and in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index on January 31, 2000, and all dividends were reinvested. No cash dividends have been declared on our common stock. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

                     COMPARISON OF TOTAL STOCKHOLDER RETURN
      AMONG EON COMMUNICATIONS CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
                 INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX


                                    [GRAPH]

                                   -------------   -------------   -------------
                                      02/04/00        07/31/00        07/31/01
                                   -------------   -------------   -------------
EON COMMUNICATIONS CORPORATION         100.00          30.21             7.08
NASDAQ US                              100.00          95.86            51.45
NASDAQ TELECOMMUNICATIONS              100.00          63.13            30.63


     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee report or the Audit Committee report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

                              CERTAIN TRANSACTIONS

     We purchase single line phones from Cortelco, Inc. ("CI"), a wholly-owned subsidiary of Cortelco Systems Holding Corporation ("CSHC"). In addition, CI performs warehouse, assembly, test, and rework and repair services for eOn. David S. Lee is the Chairman and principal stockholder of CSHC. Stephen R. Bowling is President, Chief Executive Officer and a director of CSHC. In fiscal 2001, our purchases from CI totaled $985,000.

     eOn believes that all of the transactions set forth above were made on terms no less favorable to eOn than could have been otherwise obtained from unaffiliated third parties. As a matter of policy, all transactions between eOn and any of its officers, directors or principal stockholders are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board.

                                    FORM 10-K

     We have filed an Annual Report on Form 10-K for the year ended July 31, 2001 with the Securities and Exchange Commission. A copy of the 10-K is incorporated into our annual report, which has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-K is hereby incorporated by reference into this proxy statement.


Dated:  November 16, 2001

                                        THE BOARD OF DIRECTORS OF
                                        EON COMMUNICATIONS CORPORATION

                                                                      APPENDIX A



                         EON COMMUNICATIONS CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              ADOPTED APRIL 7, 1999
                  APPROVED BY THE STOCKHOLDERS ON APRIL 7, 1999
                        EFFECTIVE DATE: FEBRUARY 4, 2000

              AMENDED BY THE BOARD OF DIRECTORS ON AUGUST 28, 2001
        AND SUBJECT TO APPROVAL BY THE STOCKHOLDERS ON DECEMBER 19, 2001

1.   PURPOSE.

     (A) The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of eOn Communications Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (B) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (C) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (D) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (A) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (I) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

         (II) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         (III) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration.

The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (IV) To amend the Plan as provided in paragraph 13.

          (V) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

     (C) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (A) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   GRANT OF RIGHTS; OFFERING.

     (A) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     (B) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.   ELIGIBILITY.

     (A) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (B) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (I) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (II) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (III) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (C) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (D) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars

($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (E) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (A) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (B) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (C) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (I) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (II) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (A) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (B) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (C) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (D) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8.   EXERCISE.

     (A) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     (B) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (A) During the terms of the rights granted under the Plan, the Company shall at all times make reasonable efforts to keep available the number of shares of stock required to satisfy such rights, provided that this section shall not require the Company to take any action that would result in adverse tax, accounting or financial consequences to the Company.

     (B) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (A) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (B) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion
(i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  AMENDMENT OF THE PLAN.

     (A) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (B) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (C) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (A) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (B) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (A) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (B) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon the effective date of the initial public offering of the Common Stock of the Company (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

17.  GRANT; OFFERING DATE.

     (A) The Board of Directors of eOn Communications Corporation (the "Company"), pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees (an "Offering"). Subject to subsection 1(b) below, the first Offering shall begin on the effective date of the initial public offering of the Company's Common Stock (the "Effective Date") and shall end on August 31, 2000 (the "Initial Offering"). Thereafter, subject to subsection 1(b) below, an Offering shall begin on September 1 every year, beginning on September 1, 2000. An Offering shall end on the day prior to the first day of the subsequent Offering. The first day of an Offering is that

Offering's "Offering Date." If an Offering Date would fall on a day during which the Company's Common Stock is not actively traded, then the Offering Date shall be the next subsequent day during which the Company's Common Stock is actively traded.

     (B) Prior to the commencement of any Offering, the Board of Directors (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors (or such Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

18.  ELIGIBLE EMPLOYEES.

     (A) All employees of the Company and each of its Affiliates (as defined in the Plan) incorporated in the United States, shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 5(a) of the Plan (an "Eligible Employee"). Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than 20 hours per week or 5 months per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 5(c) of the Plan.

     (B) Each person who first becomes an Eligible Employee during any Offering will, on the first business day of the month of September or March during the Offering, which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a right under such Offering, which right shall thereafter be deemed to be a part of the Offering. Such right shall have the same characteristics as any rights originally granted under the Offering except that:

         (I) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; and

         (II) the Offering for such right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

19.  RIGHTS.

     (A) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings paid during such Offering after the Eligible Employee first commences participation; provided, however, that no employee may purchase Common Stock on a particular Purchase Date that would result in more than fifteen percent (15%) of such employee's Earnings in the period from the Offering Date to such Purchase Date having been applied to purchase shares under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). For this Offering, "Earnings" means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

     (B) Notwithstanding the foregoing, the maximum number of shares of Common Stock an Eligible Employee may purchase on a Purchase Date in an Offering is such number of shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the right under such Offering has been outstanding any time, minus (y) the fair market value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of shares subject to other rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

     (C) The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available under either of the limits set forth in this subsection 3(c), the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

20.  PURCHASE PRICE.

     The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the fair market value of the Common Stock at the time when the Offering commences shall be the price per share at which shares of Common Stock are first sold to the public in the Company's initial public offering.

21.  PARTICIPATION.

     (A) Except as otherwise provided in this paragraph 5, an Eligible Employee may elect to participate in an Offering only at the beginning of the Offering; provided, however, that a person who first becomes an Eligible Employee during an Offering may elect to participate at the Offering Date applicable to such Eligible Employee in accordance with subparagraph 2(b). An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions may be in whole percentages only, with a minimum percentage of one percent (1%) and maximum percentage of fifteen percent (15%) of Earnings. A participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company before the date of participation to be effective for such Offering, as determined by the Company and communicated to Eligible Employees. As to the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees.

     (B) Generally, a participant may increase or reduce (including to zero) his or her participation level only as of each September 1 or March 1 during any Offering (except not during the ten (10) days immediately preceding a Purchase Date. Any such change in participation shall be made by delivering a notice to the Company or a designated Affiliate in such form and at such time as the Company provides. Notwithstanding the foregoing, a participant may reduce his or her participation level to zero at any time during the course of an Offering (except not during the ten (10) days immediately preceding a Purchase Date). Additionally, a participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant on any prior Purchase Dates), without interest at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to participants), by delivering a withdrawal notice to the Company in such form as the Company provides. A participant who has withdrawn from an Offering shall not be entitled to again participate in such Offering, but may participate in other Offerings under the Plan by submitting a new participation agreement in accordance with the terms thereof.

22.  PURCHASES.

     Subject to the limitations contained herein, on each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Purchase Date" shall be defined as the last day of each August and of each February. (Notwithstanding the foregoing sentence, August 31, 1999 under the Initial Offering shall not be a Purchase Date.) If a Purchase Date would not fall on a day during which the Company's Common Stock is actively traded, then the Purchase Date shall be the nearest prior day during which the Company's Common Stock is actively traded.

23.  NOTICES AND AGREEMENTS.

     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

24.  EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

     The rights granted under an Offering are subject to the approval of the Plan by the shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code.

25.  OFFERING SUBJECT TO PLAN.

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

                        [LOGO OF eOn(TM) communications]

                                      PROXY

       2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2001 Annual Meeting of Stockholders to be held on December 19, 2001, and the Proxy Statement, and appoints David S. Lee and Lanny N. Lambert and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the "Corporation"), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2001 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation's executive offices, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, on Wednesday, December 19, 2001 at 4:00 PM local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

THANK YOU FOR VOTING

                                                                            Please mark your vote as indicated in this example   [X]

1.    To elect the following two directors to serve for a three-year term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.
           FOR all nominees listed to the right (except as marked to the contrary)   [_]   Nominees:        01 RobertP. Dilworth

           WITHHOLD AUTHORITY to vote all nominees listed to the right               [_]                    02 David S. Lee

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided) __________

2.         To approve the amendment to the 1999 Employee Stock Purchase Plan

           FOR  |_|                        AGAINST      |_|               ABSTAIN    |_|

3.         To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending July 31, 2002.

           FOR  |_|                        AGAINST      |_|               ABSTAIN    |_|

Signature  __________________________________           Signature ____________________________________      Date ________________

The board of directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the directors listed above and FOR the other proposals if no specification is made.

                                                                     PLEASE VOTE